Exhibit 21.1
SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.

Ownership	Place of
Percentage	Name	Incorporation
100%	Columbus Bank and Trust Company	Georgia
100%	Synovus Trust Company, National Association	National
100%	Synovus Insurance Services of Georgia, Inc.	Georgia
100%	Merit Leasing Corporation	Georgia
100%	CB&T Housing Fund Investor, L.L.C.	Georgia
100%	CB&T State Tax Credit Fund, L.L.C.	Georgia
100%	CB&T Special Limited Partner, L.L.C.	Georgia
100%	CB&T 11th Street Loft Company, L.L.C.	Georgia
100%	Synovus Equity Investments, Inc.	Georgia
100%	Synovus Callier Partners, LLC	Georgia
100%	Synovus Special Limited Partner LLC	Georgia
100%	Synovus Union Hill, L.L.C.	Georgia
100%	Synovus Pointe Apartments, L.L.C.	Georgia
99.99%	Tall Pines Apartments, Ltd.	Alabama
100%	Synovus Aspenwood Square, LLC	Georgia
81%	Total System Services, Inc.	Georgia
100%	Columbus Depot Equipment Company	Georgia
100%	TSYS Canada, Inc.	Georgia
100%	TSYS Total Debt Management, Inc.	Georgia
100%	Columbus Productions, Inc.	Georgia
100%	Enhancement Services Corporation	Georgia
100%	Golden Retriever Systems, L.L.C.	Arizona
100%	TSYS Japan Co., Ltd.	Japan
100%	TSYS Technology Center, Inc.	Idaho
100%	ProCard, Inc.	Delaware
100%	TSYS Prepaid, Inc.	Delaware
100%	TSYS Staffing Services, Inc.	Georgia
100%	TSYS Servicos De Transacoes Eletronicas Ltda	Brazil
100%	TSYS Europe (Netherlands) B.V.	Netherlands
100%	Vital Processing Services, LLC	Delaware
100%	Vital Merchant Services, L.L.C.	California
100%	Merlin Solutions L.L.C.	Maryland
51.46%	GP Network Corporation	Japan
49%	Total System Services de Mexico, S.A. de C.V.	Mexico
100%	TSYS Servicios Corporativos	Mexico
34%	China Unionpay Data Services Company Limited	China
100%	Commercial Bank	Georgia
100%	Commercial Bank & Trust Company of Troup County	Georgia
100%	Security Bank and Trust Company of Albany	Georgia
100%	Sumter Bank and Trust Company	Georgia
100%	The Coastal Bank of Georgia	Georgia
100%	First State Bank and Trust Company of Valdosta	Georgia
100%	The Cohutta Banking Company	Georgia
100%	Bank of Coweta	Georgia
100%	Citizens Bank and Trust of West Georgia	Georgia
100%	Synovus Insurance Services of West Georgia, Inc.	Georgia
100%	First Community Bank of Tifton	Georgia
100%	CB&T Bank of Middle Georgia	Georgia
100%	Sea Island Bank	Georgia
100%	Citizens First Bank	Georgia
100%	The Citizens Bank	Georgia
100%	Athens First Bank & Trust Company	Georgia
100%	Athena Service Corporation	Georgia

Ownership					Place of
Percentage	Name				Incorporation
100%	Citizens & Merchants State Bank				Georgia
100%	Bank of North Georgia				Georgia
100%	Georgia Bank & Trust				Georgia
100%	First Nation Bank				Georgia
60%	Total Technology Ventures, LLC				Georgia
100%	Creative Financial Group, LTD				Georgia
100%	Synovus Securities, Inc.				Georgia
100%	GLOBALT, Inc.				Georgia
100%	Synovus Investment Advisors, Inc.				Georgia
100%	First Commercial Bank of Huntsville				Alabama
	100%	DAL LLC			Alabama
	100%	KDC LLC			Alabama
100%	The Bank of Tuscaloosa				Alabama
100%	Sterling Bank				Alabama
	50%	Sterling Place, L.L.C.			Alabama
100%	First Commercial Bank				Alabama
	100%	First Commercial Mortgage Corporation			Alabama
	100%	First Commercial Credit Corporation			Alabama
	100%	Synovus Mortgage Corp.			Alabama
	100%	FCB Heritage 1901 Redevelopment LLC			Alabama
		100%	First Holdings, Inc.		Alabama
			100%	FCBDE Holdings, Inc.	Delaware
				100% FCBIM Corp.	Georgia
				100% FAL Mortgage Investment Corporation	Alabama
100%	The National Bank of Jasper (AL)				National
	100%	Synovus Insurance Services of Alabama, Inc.			Alabama
	100%	FNBJ Holdings, Inc.			Alabama
		100%	FNBJDE Holdings, Inc.		Delaware
			100%	FNBJIM Corp.	Georgia
100%	CB&T Bank of East Alabama				Alabama
100%	Community Bank & Trust of Southeast Alabama				Alabama
100%	The Tallahassee State Bank				Florida
	100%	Synovus Insurance Services of Florida, Inc.			Florida
100%	Bank of Pensacola				Florida
	100%	BOP Investment Company, Inc.			Delaware
		100%	BOP Mortgage Investment Corporation		Florida
	100%	BOP Properties, Inc.			Florida
100%	Vanguard Bank & Trust Company				Florida
	100%	VBT Investment Company, Inc.			Delaware
		100%	VBT Mortgage Investment Corporation		Florida
100%	First Coast Community Bank				Florida
100%	Synovus Bank of Tampa Bay				Florida
	100%	W.L. Properties, Inc.			Florida
	100%	U.O.S. Properties, Inc.			Florida
100%	Synovus Bank of Jacksonville				Florida
100%	The National Bank of Walton County(GA)				National
100%	Peachtree National Bank (GA)				National
100%	The National Bank of South Carolina (SC)				National
	100%	Synovus Insurance Services of South Carolina, Inc.			South Carolina
	100%	NBSC Holdings, Inc.			Delaware
		100%	NBSCIM Corp.		Georgia
100%	The Bank of Nashville				Tennessee
	100%	Machinery Leasing Company of North America, Inc.			Tennessee
100%	Trust One Bank				Tennessee
100%	Cohutta Banking Company of Tennessee				Tennessee